UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Corvus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

863 Mitten Road, Suite 102 Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On October 22, 2024, Corvus Pharmaceuticals, Inc. , a Delaware corporation (the “Company”) entered into a sub-sublease agreement (the “Lease”) with NewLimit, Inc., a Delaware corporation (the “Sublandlord”), pursuant to which the Company will lease approximately 20,916 square feet of office space located at 901 Gateway Boulevard, South San Francisco, California 94080 (the “Premises”). The Premises is the subject of a sublease agreement by and between Theravance Biopharma US, Inc. (“Prime Sublandlord”) and Sublandlord, dated May 5, 2022, as amended, and a master lease agreement by and between HMS Gateway Office L.P., predecessor-in-interest to ARE-901/951 Gateway Boulevard, LLC (“Master Landlord”) and Theravance, Inc., predecessor-in-interest to Prime Sublandlord, dated as of January 1, 2001, as amended.

The term of the Lease will commence on the later of (1) the date that a written consent is received from Master Landlord and Prime Sublandlord (the “Consent”), and (2) February 1, 2025 (the “Commencement Date”). The Company’s obligation for the payment of base rent (“Monthly Base Rent”) for the Premises begins on the Commencement Date and will initially be $33,833.33 per month, up to monthly base rent of $47,200.00 during the third year of the Lease. In addition to base rent, the Company is obligated under the Lease to pay its proportionate share of taxes, insurance and operating expenses. Within five business days of the later of the full execution and delivery of the Lease and the Company’s receipt of a copy of the fully executed Consent, the Company will pay Sublandlord $231,234.99 in prepaid rent, which shall be applied to the Monthly Base Rent and the Company’s proportionate share of additional expenses for the first three months of the term of the Lease. The Lease has a term of three years, measured from the Commencement Date, and the Company has the option to extend the term of the Lease for an additional two years.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete copy of such agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01.Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Sub-Sublease, by and between NewLimit, Inc. and Corvus Pharmaceuticals, Inc., dated as of October 22, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: October 23, 2024	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer